UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2019 (August 28, 2019)

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane
Miami Lakes, FL 33016
(Address of principal executive offices) (Zip Code)

(305) 569-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BKU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 28, 2019, Mark P. Bagnoli, Chief Risk Officer of BankUnited, N.A. (the “Bank”), a wholly owned subsidiary of BankUnited, Inc. (the “Company”), notified the Board of Directors of the Company that he will retire in 2020.  Mr. Bagnoli’s decision is for personal reasons and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Jay D. Richards succeeded Mr. Bagnoli as Chief Risk Officer of the Bank, effective September 3, 2019.  Mr. Richards most recently served as Chief Credit Officer of the Bank and will continue to have responsibility over credit administration in his new role.  Mr. Bagnoli assumed the role of Executive Risk Officer of the Bank, effective September 3, 2019, reporting to Mr. Richards in connection with transitioning his duties.
Item 8.01          Other Events.
A copy of the Company’s press release related to the matters described in Item 5.02 is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated September 3, 2019
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 3, 2019	BANKUNITED, INC.

/s/ Leslie N. Lunak
		Name:	Leslie N. Lunak
		Title:	Chief Financial Officer